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                          SPARTA PHARMACEUTICALS, INC.

STOCK OPTION AGREEMENT

         This certifies that, pursuant to the Sparta Pharmaceuticals, Inc. 1991 Stock Plan, as amended, the Board of Directors of Sparta Pharmaceuticals, Inc. has granted an option to purchase shares of Common Stock of Sparta Pharmaceuticals, Inc., as follows:

         Name and Address                        Jerry B. Hook
         of Optionee:                            112 Lafayette Drive
                                                 Washington Crossing, PA 18977

         Position of                             President and C.E.O.
         Optionee:

         Type of Option:                         Incentive Stock Option

         Number of shares                        75,000
         subject to Option:

         Exercise Price:                         $1.125

         Date of Grant:                          Dec. 5, 1996

         Expiration Date:                        Dec. 4, 2006


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         Vesting Schedule:

                  Options for 18,750 shares exercisable on or after 12/5/97 Options for 18,750 shares exercisable on or after 12/5/98 Options for 18,750 shares exercisable on or after 12/5/99 Options for 18,750 shares exercisable on or after 12/5/00

         Exercise Following Termination:

                  If Optionee ceases to be an Employee before this Option is exercised in full, the Option may be exercised as follows:

                           (a) If Optionee's termination is for "cause" (as
                               defined in the Plan), the Option shall be forfeited immediately.

                           (b) If Optionee's termination is a result of
                               Disability or death, Optionee (or his Survivors) may exercise, for a period of one year after such date or until the expiration of the Option, whichever is earlier, any portion of the Option that was exercisable on the date of his termination and a pro rata portion of the Options that would have become exercisable on the next anniversary of the date of grant (based on the number of days that elapsed during the period prior to the date of his termination).

                           (c) If Optionee's termination is not a result of
                               Disability or death or for "cause", Optionee may exercise, for a period of three months after the date of termination or until the expiration of the Option, whichever is earlier, any portion of the Option that was exercisable on the date of his termination. If Optionee dies during such three-month period, his Survivors may exercise such portion of the Option within one year after Optionee's death or until the expiration of the Option, whichever is earlier.

         The option is subject to all the terms and conditions of the aforementioned Plan, a copy of which is attached to this certificate. Terms used herein shall have the meanings set forth in the Plan.


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         The undersigned Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and conditions of the option set forth in the Plan and in this Stock Option Agreement.

Date:                                       SPARTA PHARMACEUTICALS, INC.

                                                    /s/ Ronald H. Spair
                                            ---------------------------------
                                            By:  Ronald H. Spair
                                            Title:  Vice President and C.F.O.


                                                 /s/ Jerry B. Hook
                                            ---------------------------
                                               Jerry B. Hook, Ph.D.